Exhibit 99.1

PSB Announces 3rd Quarter Earnings of $.60 Per Share

Wausau, Wisconsin – Peter W. Knitt, President and CEO of PSB Holdings, Inc. (“PSB”) and Peoples State Bank (“Peoples”) today announced 2006 third quarter net income of $.60 per diluted share, or $965,000, as compared to $.62 per diluted share, or $1,066,000, in the third quarter of 2005.

Earnings for the quarter and year to date ended September 30, 2006 included special items from recording an interest rate swap at fair value without the ability to offset the liability against the hedged certificate of deposit and various gains and losses on the sale of assets.  The impact of these special items on 2006 is shown below:

Periods ended September 30, 2006	Three months ended		Nine months ended
	$	per share	$	per share

Net income as reported	$965,000	$0.60	$2,554,000	$1.53

Special items, net of tax effects:
Change in fair value of rate swap	(82,000)	(0.05)	101,000	0.06
(Gain) loss on sale of student loans	3,000	-	(39,000)	(0.02)
Gain on sale of land held for branching	(236,000)	(0.15)	(236,000)	(0.14)
Loss on sale of securities	303,000	0.19	303,000	0.18

Pro-forma net income	$953,000	$0.59	$2,683,000	$1.61

Earnings for the year to date ended September 30, 2005 also included special items from a gain on sale of Pulse ATM stock and recovery of collection costs recorded in the prior year.  The impact of these special items on 2005 is shown below:

Periods ended September 30, 2005	Three months ended		Nine months ended
	$	per share	$	per share

Net income as reported	$1,066,000	$0.62	$3,277,000	$1.90

Special items, net of tax effects:
Gain on sale of Pulse stock			(47,000)	(0.03)
Recovery of collection costs from prior year			(61,000)	(0.04)

Pro-forma net income	$1,066,000	$0.62	$3,169,000	$1.83

Return on average assets based on net income for the quarter and nine months ended September 30, 2006 was .76% and .68%, respectively.  Return on average assets for the quarter and nine months ended September 30, 2005 was .86% and .91%, respectively.

Return on equity based on net income for the quarter and nine months ended September 30, 2006 was 11.48% and 9.73%, respectively.  Return on equity for the quarter and nine months ended September 30, 2005 was 12.03% and 12.61%, respectively.

Assets at September 30, 2006 were $500.7 million, compared to $494.7 million at September 30, 2005, an increase of $6.0 million or 1.2%.  Total net loans were $370.0 million at September 30, 2006 compared to $363.4 million at September 30, 2005, an increase of $6.6 million or 1.8%.  Intense local competition for loans and deposits has held back growth in the amount and yield of loans during 2006.  In addition, during the September 2006 quarter, a $5.2 million loan relationship was refinanced into the long-term fixed rate commercial real estate secondary market which decreased loans receivable at quarter-end.  Book value per share was $21.42 at September 30, 2006 compared to $20.81 for the same date a year ago.

PSB’s provision for loan losses was $120,000 in the third quarter 2006, versus a $50,000 credit to the loan loss allowance in the same period last year.  The prior year credit was due to favorable resolution of a long-time problem loan which had carried specific reserves for loss.  Net charge-offs were .02% during the quarters ended September 30, 2006 and 2005.  At September 30, 2006, the allowance for loan losses was 1.17% of total loans, compared to 1.14% a year earlier.  Nonperforming loans were 1.15% of total loans at September 30, 2006, and .71% at September 30, 2005.  After increasing $1,049,000 during the first six months of 2006, other real estate owned declined $311,000 during the September 2006 quarter due to the sale of foreclosed properties.

Nonperforming loans increased substantially during the September 2006 quarter as PSB identified certain borrowers whose debt is expected to be repaid via sale of collateral.  The effects of a slowing local economy plus the aforementioned work out plans caused PSB to downgrade approximately $5.7 million in loans receivable during the quarter.  Substantial future net charge-offs compared to past PSB experience are not expected.  However, these elevated levels of nonperforming loans are expected to continue through the end of 2006 and have a negative impact on loan yields until resolved.  The following table summarizes non-performing assets as of period end:

Non-Performing Assets as of	September 30,		Dec. 31,
(dollars in thousands)	2006	2005	2005

Nonaccrual loans	$ 4,306	$ 2,383	$ 2,393
Accruing loans past due 90 days or more	–	–	–
Restructured loans not on nonaccrual	1	238	382

Total nonperforming loans	4,307	2,621	2,775
Foreclosed assets	1,111	313	373

Total nonperforming assets	$ 5,418	$ 2,934	$ 3,148

Nonperforming loans as a % of gross loans	1.15%	0.71%	0.74%
Total nonperforming assets as a % of total assets	1.08%	0.59%	0.62%

Tax adjusted net interest margin was 2.99% during the third quarter 2006 compared to 3.06% in the June 2006 quarter and 3.14% during the third quarter 2005.  The September 2006 margin decline compared to the June 2006 quarter was due in part to slow loan yield growth as the Federal Reserve stopped increases in the discount rate following their June 29 meeting after two years of regular increases.  Until this quarter, local competitive depository institutions had lagged deposit pricing behind the increased prime rate recognized in loan income.  In the September 2006 quarter, local competitive pressures have eliminated this lag in deposit pricing contributing to a continued rise in deposit costs.  In addition, certain money market deposits continue to reprice higher as balances migrate to higher yielding account options.  Loan yield in the quarter ended September 30, 2006 was 6.80% compared to 6.11% a year ago, an increase of 69 basis points.  Rate paid on interest-bearing deposits was 3.85% during the third quarter 2006 compared to 2.87% a year ago, an increase of 98 basis points.

In response to falling long-term market rates in September and the ability to offset a securities loss against the one-time gain on sale of land held for branching, PSB sought to restructure their balance sheet for higher future earnings and to reduce interest rate sensitivity to falling rates by selling low yielding securities for a loss and reinvesting in longer-term higher yielding securities.  During the September 2006 quarter, PSB sold $17 million of securities which generated an after tax loss of $303,000.  Approximately $11 million of the sales proceeds were reinvested in higher coupon securities with the remainder of the funds held to repay upcoming maturities of wholesale funding.  The transaction is expected to decrease total assets but contribute to improved earnings and performance ratios beginning in the December 2006 quarter.  PSB typically holds securities to maturity and excluding the current sale had sold $14 million in securities in the aggregate since January 2003.  The current security sale does not represent a change in management of the securities portfolio and PSB expects to continue to hold the majority of securities until maturity.

Following a decision not to enter a nearby market with a stand alone de novo banking location, vacant land held for branching was sold during the September 2006 quarter for an after tax gain of $236,000.

During 2005, PSB entered into an interest rate swap (receive fixed, pay variable payments) to hedge the interest rate risk inherent in a brokered certificate of deposit.  Fair value hedge accounting allows a company to record the change in fair value of the hedged item, in this case, the brokered certificate, as an adjustment to income as an offset to the mark-to-market adjustment on the related interest rate swap.  However, during March 2006, PSB determined this swap did not qualify for hedge accounting.  Eliminating the application of fair value hedge accounting in 2006 reversed the fair value adjustment that was made to the brokered certificate.  Marking the swap liability to fair value generated a charge of $167,000 ($101,000 after tax benefits) during the nine months ended September 30, 2006.  As expectations for a decline in short-term market rates occurred during the September 2006 quarter, the fair value of the swap liability declined which increased quarterly income $135,000 ($82,000 after tax benefits).  The swap continues to be economically effective and any swap liability provision to expense represents a temporary timing difference to be recovered in future periods before swap maturity in October 2008.

PSB Holdings, Inc. (OTCBB:PSBQ.OB), is the parent company of Peoples.  Peoples is headquartered in Wausau, Wisconsin with eight retail locations serving north central Wisconsin in Marathon, Oneida, and Vilas counties.  In addition to traditional retail and commercial banking products, Peoples provides retail investments, retirement planning, commercial treasury management services, and long-term fixed rate residential mortgages.

Forward-Looking Statements

Certain matters discussed in this news release, including those relating to the growth of PSB, its profits, and future interest rates, are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995.  Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in this release.  Among other things, these risks and uncertainties include the strength of the economy, the effects of government policies, including, in particular, interest rate policies, and other risks and assumptions described under “Forward-Looking Statements” in Item 1 and “Risk Factors” in Item 1A of PSB’s Form 10-K for the year ended December 31, 2005.  PSB assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Quarterly Financial Summary
(dollars in thousands, except per share data)	Quarter ended – Unaudited
	Sept. 30	June 30,	March 31,	Dec. 31	Sept. 30
	2006	2006	2006	2005	2005
Earnings and dividends:

Net income	$ 965	$ 851	$ 738	$ 1,063	$ 1,066
Basic earnings per share (3)	$ 0.60	$ 0.50	$ 0.43	$ 0.62	$ 0.62
Diluted earnings per share (3)	$ 0.60	$ 0.50	$ 0.43	$ 0.62	$ 0.62
Dividends declared per share (3)	$ –	$ 0.32	$ –	$ 0.31	$ –
Net book value per share	$ 21.42	$ 20.29	$ 21.13	$ 20.81	$ 20.81
Semi-annual dividend payout ratio	n/a	32.22%	n/a	24.83%	n/a
Average common shares outstanding	1,600,364	1,685,166	1,705,290	1,710,720	1,712,771

Balance sheet – average balances:

Loans receivable, net of allowances	$ 377,528	$ 382,138	$ 375,179	$ 366,224	$ 369,489
Total assets	$ 503,209	$ 505,586	$ 502,194	$ 498,429	$ 493,035
Deposits	$ 393,093	$ 394,075	$ 398,707	$ 394,161	$ 387,969
Stockholders’ equity	$ 33,363	$ 35,626	$ 35,867	$ 35,756	$ 35,143

Performance ratios:

Return on average assets (1)	0.76%	0.68%	0.60%	0.85%	0.86%
Return on avg. stockholders’ equity (1)	11.48%	9.58%	8.34%	11.79%	12.03%
Average tangible stockholders’ equity to
average assets (4)	6.79%	7.20%	7.24%	7.24%	7.14%
Net loan charge-offs to average loans	0.02%	0.06%	0.00%	0.01%	0.02%
Nonperforming loans to gross loans	1.15%	0.57%	0.72%	0.74%	0.71%
Allowance for loan loss to gross loans	1.17%	1.09%	1.13%	1.11%	1.14%
Net interest rate margin (1)(2)	2.99%	3.06%	3.10%	3.09%	3.14%
Net interest rate spread (1)(2)	2.47%	2.56%	2.63%	2.61%	2.72%
Service fee revenue as a percent of
average demand deposits (1)	2.71%	2.66%	2.29%	2.10%	2.10%
Noninterest income as a percent
of gross revenue	10.85%	10.64%	8.08%	10.59%	12.06%
Efficiency ratio (2)	62.28%	67.51%	69.42%	61.35%	63.25%
Noninterest expenses to avg. assets (1)	2.19%	2.41%	2.38%	2.18%	2.32%

Stock price information:

High	$ 32.65	$ 34.00	$ 31.05	$ 30.70	$ 32.00
Low	$ 30.00	$ 30.60	$ 30.50	$ 29.75	$ 30.65
Market value at quarter-end	$ 30.35	$ 32.50	$ 30.80	$ 30.70	$ 30.70

(1) Annualized
(2) The yield on tax-exempt loans and securities is computed on a tax-equivalent basis.
(3) Due to rounding, cumulative quarterly per share performance may not equal annual per share totals.
(4) Tangible stockholders’ equity excludes the impact of cumulative other comprehensive income (loss).

PSB Holdings, Inc.
Consolidated Statements of Income
	Three Months Ended		Nine Months Ended
(dollars in thousands,	September 30,		September 30,
except per share data – unaudited)	2006	2005	2006	2005

Interest and dividend income:
Loans, including fees	$ 6,521	$ 5,734	$ 19,053	$ 16,518
Securities:
Taxable	641	488	1,893	1,407
Tax-exempt	266	247	769	725
Other interest and dividends	68	137	226	260

Total interest and dividend income	7,496	6,606	21,941	18,910

Interest expense:
Deposits	3,275	2,403	9,297	6,355
FHLB advances	660	532	1,817	1,589
Other borrowings	52	48	143	237
Junior subordinated debentures	113	115	340	119

Total interest expense	4,100	3,098	11,597	8,300

Net interest income	3,396	3,508	10,344	10,610
Provision (credit) for loan losses	120	(50)	375	130

Net interest inc. after provision (credit) for loan losses	3,276	3,558	9,969	10,480

Noninterest income:
Service fees	380	296	1,033	880
Mortgage banking	198	287	631	691
Investment and insurance sales commissions	118	159	398	531
Net gain (loss) on sale of securities	(472)	–	(472)	6
Increase in cash surrender value of life insurance	53	47	144	113
Change in fair value of interest rate swap	135	–	(167)	–
Gain on sale of land held for branching	389	–	389	–
Other noninterest income	111	117	455	435

Total noninterest income	912	906	2,411	2,656

Noninterest expense:
Salaries and employee benefits	1,642	1,744	5,248	5,014
Occupancy and facilities	449	436	1,374	1,308
Data processing and other office operations	180	192	561	532
Advertising and promotion	63	73	185	231
Other noninterest expenses	450	439	1,402	1,219

Total noninterest expense	2,784	2,884	8,770	8,304

Income before provision for income taxes	1,404	1,580	3,610	4,832
Provision for income taxes	439	514	1,056	1,555

Net income	$ 965	$ 1,066	$ 2,554	$ 3,277
Basic earnings per share	$ 0.60	$ 0.62	$ 1.54	$ 1.91
Diluted earnings per share	$ 0.60	$ 0.62	$ 1.53	$ 1.90

PSB Holdings, Inc.
Consolidated Balance Sheets
September 30, 2006 unaudited, December 31, 2005 derived from audited financial statements

(dollars in thousands, except per share data) – Unaudited	2006	2005
Assets

Cash and due from banks	$ 15,211	$ 15,708
Interest-bearing deposits and money market funds	6,772	988
Federal funds sold	8,290	9,908

Cash and cash equivalents	30,273	26,604

Securities available for sale (at fair value)	73,475	81,501
Loans held for sale	395	–
Loans receivable, net of allowance for loan losses of $4,370
and $4,180, respectively	370,033	372,411
Accrued interest receivable	2,607	2,245
Foreclosed assets	1,111	373
Premises and equipment	11,643	12,632
Mortgage servicing rights, net	894	880
Federal Home Loan Bank stock (at cost)	3,017	3,017
Cash surrender value of bank-owned life insurance	5,843	4,805
Other assets	1,374	1,690

TOTAL ASSETS	$ 500,665	$ 506,158

Liabilities

Non-interest-bearing deposits	$ 55,288	$ 61,345
Interest-bearing deposits	337,103	339,191

Total deposits	392,391	400,536

Federal Home Loan Bank advances	60,000	54,000
Other borrowings	3,158	4,497
Junior subordinated debentures	7,732	7,732
Accrued expenses and other liabilities	3,188	3,908

Total liabilities	466,469	470,673

Stockholder’ equity

Common stock – no par value with a stated value of $1 per share:
Authorized – 3,000,000 shares
Issued – 1,887,179 shares	1,887	1,887
Additional paid-in capital	9,645	9,655
Retained earnings	30,603	28,561
Accumulated other comprehensive loss	(191)	(542)
Treasury stock, at cost – 290,723 and 181,608 shares, respectively	(7,748)	(4,076)

Total stockholders’ equity	34,196	35,485

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 500,665	$ 506,158

PSB Holdings, Inc.
Average Balances and Interest Rates
Quarter Ended September 30,
	2006			2005
	Avg Bal	Interest	Yield/Rate	Avg Bal	Interest	Yield/Rate
Assets
Interest-earning assets:
Loans (1)(2)	$ 381,814	$ 6,546	6.80%	$ 373,716	$ 5,753	6.11%
Taxable securities	57,195	641	4.45%	49,107	488	3.94%
Tax-exempt securities (2)	26,580	403	6.02%	24,474	374	6.06%
FHLB stock	3,017	24	3.16%	2,982	35	4.66%
Other	3,728	44	4.68%	11,752	102	3.44%

Total (2)	472,334	7,658	6.43%	462,031	6,752	5.80%

Non-interest-earning assets:
Cash and due from banks	11,529			13,058
Premises and equipment,
net	11,787			12,769
Cash surrender value ins.	5,516			4,649
Other assets	6,329			4,755
Allowance for loan
losses	(4,286)			(4,227)

Total	$ 503,209			$ 493,035

Liabilities & stockholders’ equity
Interest-bearing liabilities:
Savings and demand
deposits	$ 73,617	$ 521	2.81%	$ 67,787	$ 306	1.79%
Money market deposits	65,107	537	3.27%	71,080	323	1.80%
Time deposits	198,729	2,217	4.43%	193,076	1,774	3.65%
FHLB borrowings	60,000	660	4.36%	53,446	532	3.95%
Other borrowings	5,133	52	4.02%	5,450	48	3.49%
Junior sub. debentures	7,732	113	5.80%	7,732	115	5.90%

Total	410,318	4,100	3.96%	398,571	3,098	3.08%

Non-interest-bearing liabilities:
Demand deposits	55,640			56,026
Other liabilities	3,888			3,295
Stockholders’ equity	33,363			35,143

Total	$ 503,209			$ 493,035

Net interest income		$ 3,558			$ 3,654
Rate spread			2.47%			2.72%
Net yield on interest-earning assets			2.99%			3.14%

(1) Nonaccrual loans are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and securities is computed on a tax-equivalent
	basis using a tax rate of 34%.

PSB Holdings, Inc.
Average Balances and Interest Rates
Nine Months Ended September 30,
	2006			2005
	Avg Bal	Interest	Yield/Rate	Avg Bal	Interest	Yield/Rate
Assets
Interest-earning assets:
Loans (1)(2)	$ 382,593	$ 19,119	6.68%	$ 367,999	$ 16,575	6.02%
Taxable securities	57,536	1,893	4.40%	48,062	1,407	3.91%
Tax-exempt securities (2)	25,723	1,165	6.06%	24,226	1,098	6.06%
FHLB stock	3,017	66	2.92%	2,941	115	5.23%
Other	4,634	160	4.62%	6,254	145	3.10%

Total (2)	473,503	22,403	6.33%	449,482	19,340	5.75%

Non-interest-earning assets:
Cash and due from banks	11,290			13,557
Premises and equipment,
net	12,235			12,632
Cash surrender value ins.	5,071			4,000
Other assets	5,871			4,168
Allowance for loan
losses	(4,263)			(4,260)

Total	$ 503,707			$ 479,579

Liabilities & stockholders’ equity
Interest-bearing liabilities:
Savings and demand
deposits	$ 79,899	$ 1,658	2.77%	$ 68,323	$ 794	1.55%
Money market deposits	65,899	1,460	2.96%	70,899	846	1.60%
Time deposits	195,454	6,179	4.23%	186,382	4,715	3.38%
FHLB borrowings	56,850	1,817	4.27%	51,817	1,589	4.10%
Other borrowings	5,196	143	3.68%	10,364	237	3.06%
Junior sub. debentures	7,732	340	5.88%	2,691	119	5.91%

Total	411,030	11,597	3.77%	390,476	8,300	2.84%

Non-interest-bearing liabilities:
Demand deposits	54,024			51,659
Other liabilities	3,572			2,701
Stockholders’ equity	35,081			34,743

Total	$ 503,707			$ 479,579

Net interest income		$ 10,806			$ 11,040
Rate spread			2.56%			2.91%
Net yield on interest-earning assets			3.05%			3.28%

(1) Nonaccrual loans are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and securities is computed on a tax-equivalent
	basis using a tax rate of 34%.